CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John Hiner, President and Chief Executive Officer of Geocom Resources Inc., and Paul Chung, Chief Financial Officer of Geocom Resources Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Geocom Resources Inc. for the three months period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Geocom Resources Inc.

Dated: November 19, 2003

/s/ John Hiner
John Hiner
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 13, 2003

/s/ Paul Chung
Paul Chung
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Geocom Resources Inc. and will be retained by Geocom Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.